SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        TECUMSEH PRODUCTS COMPANY
               (Name of registrant as specified in its charter)

                        TECUMSEH PRODUCTS COMPANY
                  (Name of person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[ ] Fee paid previsouly with preliminary materials:____________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

                T E C U M S E H  P R O D U C T S  C O M P A N Y
                        100 EAST PATTERSON STREET
                           TECUMSEH, MICHIGAN 49286
                                  [ LOGO ART ]

                                                               March 16, 1998

Dear Shareholder:

We cordially invite you to attend Tecumseh Products Company's 1998 annual meeting of shareholders. We are holding this year's meeting at 9:00 a.m. on Wednesday, April 22, 1998 at the Tecumseh Country Club in Tecumseh, Michigan.

Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. We are sending the same Proxy Statement and related materials to all shareholders but are sending a form of proxy to Class B shareholders only.

If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy at your earliest convenience. Thank you.

                                      Sincerely,

                                       /s/ Kenneth G. Herrick

                                      Chairman of the Board
                                      of Directors

                                      /s/ Todd W. Herrick

                                      President and Chief
                                      Executive Officer

                T E C U M S E H  P R O D U C T S  C O M P A N Y
                          100 EAST PATTERSON STREET
                            TECUMSEH, MICHIGAN 49286
                                 [ LOGO ART ]
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                April 22, 1998

Tecumseh Products Company holds a meeting of its shareholders every year. The date, time, and place of this year's annual meeting are as follows:

      Wednesday, April 22, 1998
      9:00 a.m.
      Tecumseh Country Club
      Burt Street
      Tecumseh, Michigan

      (From the center of Tecumseh, Michigan, go north on the Tecumseh-Clinton Road about one mile to Burt Street. Turn right. Tecumseh Country Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.)

The purposes of this year's annual meeting are:

1. To elect a Board of Directors for the following year.

2. To consider any other matters properly presented at the meeting. (We do not expect any other matters to be presented.)

All shareholders are most welcome to attend the meeting, but only those who held Class B stock at the close of business on March 2, 1998 will be entitled to vote.

If you are a holder of Class B Stock, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy. Even if you sign a proxy, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

YOUR VOTE IS VERY IMPORTANT.

Thank you.

TECUMSEH PRODUCTS COMPANY
Daryl P. McDonald
Corporate Counsel and Secretary

March 16, 1998

                               PROXY STATEMENT

We (the Board of Directors of Tecumseh Products Company) are soliciting proxies to vote Company shares at the 1998 annual meeting of shareholders. Shareholders will meet at 9:00 a.m. on Wednesday, April 22, 1998 for the purposes stated in the accompanying Notice of Annual Meeting. This Proxy Statement contains information which may help you decide whether to sign and return the enclosed proxy. We began mailing this Proxy Statement to shareholders on or about March 16, 1998.

Please read this Proxy Statement carefully. You can obtain more information about the Company from our 1997 Annual Report to Shareholders and from the public documents we file with the Securities and Exchange Commission (SEC).

VOTING

The Company has two classes of stock: Class B Common Stock, $1.00 par value, and Class A Common Stock, $1.00 par value. At the close of business on March 2, 1998 (the record date for the meeting), 5,470,146 Class B shares and 16,232,438 Class A shares were outstanding. Class B shares have full voting rights. With very limited exceptions, Class A shares have no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

Only record holders of Class B stock as of the record date are entitled to vote at the meeting. To have a quorum, a majority of the Class B shares entitled to vote must be present at the meeting (either in person or by proxy).

If you complete the enclosed proxy and return it before the meeting, the persons named will vote your shares as you specify in the proxy. You may revoke a proxy any time before voting begins.

PRINCIPAL SHAREHOLDERS

The table which follows shows the Class B stock held by persons we know to be beneficial owners (as defined in SEC Rule 13d-3) of more than 5% of the Class B stock. The information in the table is as of March 2, 1998 unless a different date is shown.

                                               Class B Shares Owned
                                     Amount and Nature of Beneficial Ownership

                             Sole             Sole            Shared           Shared                     Percent
    Name and Address     Voting Power   Investment Power   Voting Power   Investment Power     Total     of Class
    ----------------     ------------   ----------------   ------------   ----------------     -----     --------
 Herrick Foundation
 150 West Jefferson
 Suite 2500
 Detroit, MI 48226         1,367,525(1)     1,367,525(1)                                     1,367,525(1)  25.0%

 Kenneth G. Herrick
 Tecumseh Products Co.
 100 E. Patterson St.
 Tecumseh, MI 49286                                            888,113(2)       888,113(2)     888,113(2)  16.2%

 Comerica Bank
 411 W. Fort St.
 Detroit, MI 48226             2,700(3)         2,700(3)     1,292,195(3)     1,292,195(3)   1,294,895(3)  23.7%

 John W. Gelder
 150 W. Jefferson
 Suite 2500
 Detroit, MI 48226               100              100        1,061,821(4)     1,061,821(4)   1,061,921(4)  19.4%

 Wellington Management
   Company, LLP
 75 State St.
 Boston, MA 02109                                                  200(5)       280,200(5)     280,200(5)   5.1%

 EQSF Advisers, Inc.
 767 Third Ave.
 New York, NY 10017          398,900(6)       398,900(6)                                       398,900(6)   7.3%
---------

 (1) Kenneth G. Herrick, Todd W. Herrick, and John W. Gelder, all of whom are directors and nominees for director, are members of the Board of Trustees of Herrick Foundation.
 (2) Shares held as a trustee of trusts for the benefit of himself and his descendants (Kenneth Herrick Trusts).
 (3) As of December 31, 1997, based on a Schedule 13G filed by Comerica Bank with the SEC. Includes shares held as a trustee of the Kenneth Herrick Trusts. Also includes shares held as a trustee of other trusts, including trusts then holding a total of 178,708 Class B shares of which John W. Gelder is also a trustee.
 (4) Shares held as a trustee of the Kenneth Herrick Trusts and of the other trusts referred to in note (3).
 (5) As of December 31, 1997, based on a Schedule 13G filed by Wellington Management Company, LLP with the SEC.
 (6) As of December 31, 1997, based on a Schedule 13G filed jointly by EQSF Advisers, Inc., M.J. Whitman Advisers, Inc., and Martin J. Whitman, all of whom share the same address. In addition to the shares shown in the table above, the Schedule 13G discloses that M.J. Whitman Advisers, Inc. beneficially owns 130,495 Class B shares (all with sole voting and investment power) and that Mr. Whitman, who is the Chief Executive Officer of EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc., disclaims beneficial ownership of all shares owned by them.

ELECTION OF DIRECTORS

Election Procedure

The Company's bylaws authorize us to determine the number of directors that will make up the full Board. We currently have nine directors, and we have decided to keep the same number for the coming year. Dean E. Richardson will retire from the Board after this year's annual meeting. Mr. Richardson has been a director since 1979, contributing wisdom and enthusiasm that will be sorely missed. We extend our sincerest thanks for his long and faithful service. We have nominated Ralph W. Babb, Jr. to fill the vacancy that will be created by Mr. Richardson's retirement, and we have nominated all eight remaining incumbent directors for reelection. If you return a proxy to us, it will be voted for all of our nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve (which we do not expect to happen), your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

From the persons duly nominated, directors will be elected at the annual meeting by plurality vote of the record date holders of Class B shares present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through ninth highest numbers of votes will be elected.

Nominees for Director

The following paragraphs provide information about each nominee (including his business experience for at least the past five years) which you may wish to consider as you decide how you would like your proxy voted.

Kenneth G. Herrick (director since 1951, age 76). Chairman of the Board of Directors of the Company. Mr. Herrick is a member of the Board of Trustees of Howe Military School and of Herrick Foundation.

Todd W. Herrick (director since 1973, age 55). President and Chief Executive Officer of the Company. Mr. Herrick is a member of the Board of Directors of Comerica Bank and is a member of the Board of Trustees of Henry Ford Health System, of Albion College, of Howe Military School, and of Herrick Foundation. He is also a member of the Advisory Board to the School of Business of the University of Michigan and a member of the Advisory Board to the School of Business of the University of Notre Dame. He is a member of the Pension Committee. Mr. Herrick is the son of Kenneth G. Herrick.

John H. Foss (director since 1982, age 55). Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Foss is a member of the Board of Directors of United Bancorp, Inc., of United Bank & Trust, and of The Bartech Group, Inc. He is a member of the Pension Committee.

J. Russell Fowler (director since 1967, age 79). Retired since 1994; Chairman Emeritus of Jacobson Stores, Inc. (mercantile business) from 1992 to 1994; Chairman of the Board of Directors and Chief Executive Officer of Jacobson Stores, Inc. from 1982 to 1992. Mr. Fowler is a member of the Board of Directors of Butterfield Investment Company. He is a member of the Audit Committee.

John W. Gelder (director since 1989, age 64). Senior Member of the law firm of Miller, Canfield, Paddock and Stone, P.L.C. Mr. Gelder is a member of the Board of Trustees of Herrick Foundation. He is a member of the Pension Committee and the Audit Committee.

Stephen L. Hickman (director since 1991, age 55). Chairman of the Board of Directors, President, and Chief Executive Officer of Brazeway, Inc. (manufacturer of aluminum extrusions and fabrication of aluminum products). Mr. Hickman is a member of the Board of Directors of Adrian State Bank, of Kenmore-Brazeway of Crook, England, of Spangler Candy Company, and of Stonebridge Industries. He also is a member of the Board of Trustees of Siena Heights College. He is a member of the Audit Committee and the Executive Compensation Committee.

Peter M. Banks (director since 1991, age 60). President, Chairman of the Board, and Chief Executive Officer of ERIM International, Inc. (government research and development services) since 1997; President and Chief Executive Officer of Environmental Research Institute of Michigan (government research and development services) from 1995 to 1997; Professor and Dean of the College of Engineering of the University of Michigan from 1990 to 1994. Dr. Banks is a member of the Board of Trustees of Consortium for International Earth Science Information Networking and of Industrial Technology Institute. He is a member of the Pension Committee and the Executive Compensation Committee.

Jon E. Barfield (director since 1993, age 46). Chairman, President, and Chief Executive Officer of The Bartech Group, Inc. (contract employment and related staffing services) since 1997; Chairman and Chief Executive Officer of The Bartech Group, Inc. from 1995 to 1997; President of The Bartech Group, Inc. from 1981 to 1995. Mr. Barfield is a member of the Board of Directors of First of America Bank Corporation. He also is a Charter Trustee of Princeton University, a member of the Board of Trustees of Kettering University, of Henry Ford Museum and Greenfield Village, and of Detroit Educational Television Foundation Channel 56, and a director of the Community Foundation for Southeastern Michigan. He is a member of the Pension Committee and the Executive Compensation Committee.

Ralph W. Babb, Jr. (age 49). Executive Vice President and Chief Financial Officer of Comerica Incorporated and of its principal subsidiary, Comerica Bank, since

1995; Vice Chairman of Mercantile Bancorporation Inc. and of its subsidiary, Mercantile Bank of St. Louis, from 1987 to 1995. Mr. Babb is a member of the Board of Directors of Citizens Research Council of Michigan, a member of the Finance Committee of The Detroit Medical Center, and a member of the Advisory Board for the St. Vincent and Sarah Fisher Center.

Directors' Meetings and Certain Standing Committees

We have no standing nominating committee or committee performing similar functions. We do have an Audit Committee and an Executive Compensation Committee.

The Audit Committee selects and recommends to the Board the employment of independent public accountants, reviews the audit plans of our independent public accountants and internal auditors, the scope and effectiveness of their audits, the fees the independent public accountants charge, and our annual financial statements before release. It also reviews and acts on comments and suggestions by our independent public accountants and internal auditors relating to their audit activities.

The functions of the Executive Compensation Committee include annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations concerning programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan. No director on this committee can be an employee of the Company.

We held ten Board of Directors meetings during 1997. The Audit Committee met three times, and the Executive Compensation Committee met twice during the year. In 1997, each director attended at least 75% of the total of all Board meetings and all meetings of Board committees on which he served that were held during his period of service, except that Kenneth G. Herrick attended 60% of the meetings applicable to him.

Director Compensation

We do not pay employee directors any separate compensation for serving as directors. We pay all other directors a monthly retainer of $1,000, a $1,500 fee for each Board meeting attended, and a $1,000 fee for each committee meeting attended. We also reimburse those directors for travel expenses.

Management's Ownership of Equity Securities

The table on the next page provides information about Rule 13d-3 beneficial ownership of Class B stock and Class A stock by each director, director nominee, and executive officer and all directors and executive officers as a group.

     Number of Shares of Common Stock Beneficially Owned on March 2, 1998

                                           Class of        Sole Voting and                                           Aggregate
                                            Common           Investment                             Aggregate         Percent
                  Name                       Stock              Power               Other             Total            Owned
                  ----                     -------         ---------------          -----           ---------        ---------
 Ralph W. Babb, Jr.                       Class B ...             -0-                   -0-               -0-            -0-
                                          Class A ...             -0-                   -0-               -0-            -0-
 Peter M. Banks                           Class B ...             -0-                   -0-               -0-            -0-
                                          Class A ...             -0-                   -0-               -0-            -0-
 Jon E. Barfield                          Class B ...             -0-                   -0-               -0-            -0-
                                          Class A ...             659                   -0-               659             *
 John H. Foss                             Class B ...             100                   -0-               100             *
                                          Class A ...             300                   -0-               300             *
 J. Russell Fowler                        Class B ...           1,300                   -0-             1,300             *
                                          Class A ...             900                   -0-               900             *
 John W. Gelder                           Class B ...             100                   -0-(1)            100             *
                                          Class A ...             300                   -0-(1)            300             *
 Kenneth G. Herrick                       Class B ...             -0-             2,328,188(2)      2,328,188           42.6%
                                          Class A ...             -0-             1,015,765(2)      1,015,765            6.3%
 Todd W. Herrick(3)                       Class B ...          21,906                10,000(4)         31,906             *
                                          Class A ...             -0-                   -0-(4)            -0-            -0-
 Stephen L. Hickman                       Class B ...             100                   -0-               100             *
                                          Class A ...             300                   -0-               300             *
 Dean E. Richardson                       Class B ...             100                   -0-               100             *
                                          Class A ...             300                   -0-               300             *
 James Martinco                           Class B ...              10                   -0-                10             *
                                          Class A ...              30                   -0-                30             *
 Dennis McCloskey                         Class B ...              46                   -0-                46             *
                                          Class A ...             -0-                   -0-               -0-            -0-
 All directors and executive              Class B ...          23,662             2,338,188         2,361,850           43.2%
 officers as a group (11 persons)         Class A ...           2,789             1,015,765         1,018,554            6.3%
---------
 * Less than 1%
 (1) Does not include the 888,113 Class B shares and 454,441 Class A shares owned by the Kenneth Herrick Trusts or the 173,708 Class B shares owned by other trusts of which Mr. Gelder is a co-trustee. Also does not include the 1,367,525 Class B shares and 458,347 Class A shares owned by
     Herrick Foundation. Mr. Gelder disclaims beneficial ownership of all of these shares.
 (2) Includes the 888,113 Class B shares and 454,441 Class A shares owned by the Kenneth Herrick Trusts. Also includes the 1,367,525 Class B shares and 458,347 Class A shares owned by Herrick Foundation and the 72,550
     Class B shares and 102,977 Class A shares owned by Howe Military School, of which Kenneth G. Herrick is a member of the Board of Trustees. Mr.
     Herrick disclaims beneficial ownership of the shares owned by Herrick
     Foundation and Howe Military School.
 (3) Todd W. Herrick is an income beneficiary of the Kenneth Herrick Trusts.
 (4) Includes 10,000 Class B shares owned by Albion College, of which Mr.
     Herrick is a member of the Board of Trustees. Does not include the
     1,367,525 Class B shares and 458,347 Class A shares owned by Herrick
     Foundation and the 72,550 Class B shares and 102,977 Class A shares owned by Howe Military School, of which Todd W. Herrick also is a member of the Board of Trustees. Mr. Herrick disclaims beneficial ownership of both the included and excluded shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, certain officers, and beneficial owners of more than 10% of the Class B Stock are required to file reports about their ownership of Company equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe that all 1997 filing requirements were met.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

The table which follows provides information about the compensation of our Chief Executive Officer and each other person who served as an executive officer during 1997 and whose total salary for that year exceeded $100,000. It also identifies two new executive officers appointed at the beginning of 1998.

                          Summary Compensation Table


                                          Annual       Long-Term
                                       Compensation   Compensation
                                       ------------   ------------
                                                         Awards
                                                      ------------
                                                       Restricted
                                                         Stock          All Other
  Name and Principal Position   Year    Salary(1)     Award(s)(2)    Compensation(3)
  ---------------------------   ----    ---------     -----------    ---------------
  Todd W. Herrick               1997     $395,000       $53,700          $4,500
    President, CEO              1996      365,000        70,619           4,500
                                1995      330,000        80,496           4,500
  John H. Foss                  1997     $262,000       $35,619          $4,500
    Vice-President,             1996      242,000        48,821           4,500
    Treasurer, CFO              1995      220,000        53,664           4,500
  James Martinco
    Group Vice President,
    Engine & Power Train
    Components (4)
  Dennis McCloskey
    Group Vice President,
    Compressors (4)

(1) Includes, where applicable, amounts deferred at the election of the executive officer and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

(2) The awards reported in this column are restricted phantom stock units relating to Class A shares that were awarded for achievement of performance goals under the Management Incentive Plan. As more fully discussed in the Executive Compensation Committee Report, awards under this plan and any deemed dividend reinvestments that may be credited on those awards generally are nontransferable and subject to forfeiture until five years after the end of the year for which they were granted. As required by SEC rules, for purposes of attributing a dollar value to the units reported in this column, values have been calculated by multiplying the number of units awarded by the grant date closing price for a Class A share on the NASDAQ National Market System. Please note, however, that awards under the Management Incentive Plan are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of Class A shares after the grant. Thus, the actual dollar amount a grantee ultimately may realize from a reported award will depend on our future performance and on general market conditions prevailing in the future.
       As cash dividends are paid on Class A stock, additional phantom share units, which correspond to the dividends paid, are credited to employees' accounts.
       As of December 31, 1997, before the 1997 awards reported in this column, the named executives held the following numbers of share units, which had the following values based on the Class A share closing price on the NASDAQ National Market System on the last trading day of 1997:
    Todd W. Herrick -- 5,787.04 share units valued at $282,120; and John H. Foss -- 3,838.65 share units valued at $187,134.

(3) Amounts shown are Company matching contributions to the Retirement Savings Plan.

(4) Compensation information is not included because Mr. Martinco and Mr. McCloskey first became executive officers during 1998.

Retirement Plans

      Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 1998, Mr. Todd Herrick had 33.5 years of credited service, and Mr. Foss had 19 years.

Retirement benefits under these plans are provided to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of certain benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

                              Pension Plan Table

  Average                          Estimated Annual Benefit at Age 65
   Annual                            for Years of Service Indicated
    Base                                                                35 or
   Salary                    15         20         25         30       Longer
   ------                 --------   --------   --------   --------    ------
  $ 90,000 ............   $ 16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
   100,000 ............     18,750     25,000     31,250     37,500     43,750
   125,000 ............     23,437     31,250     39,062     46,875     54,687
   150,000 ............     28,125     37,500     46,875     56,250     65,625
   175,000 ............     35,396     47,195     58,994     70,792     83,917
   200,000 ............     41,021     54,695     68,369     82,042     97,042
   225,000 ............     46,646     62,195     77,744     93,292    110,167
   250,000 ............     52,271     69,695     87,119    104,452    123,292
   275,000 ............     57,896     77,195     96,494    115,792    136,417
   300,000 ............     63,521     84,695    105,869    127,042    149,542
   400,000 ............     86,021    114,695    143,369    172,042    202,042
   450,000 ............     97,271    129,695    162,119    194,492    228,292
   500,000 ............    108,521    144,695    180,869    217,042    254,542

EXECUTIVE COMPENSATION
COMMITTEE REPORT

This report is provided by the Executive Compensation Committee. None of the committee members is an employee of the Company.

Compensation Philosophy and Objectives

We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

* Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

* Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

* Attracting, rewarding, and retaining strong management.

Our "pay for performance" strategy is intended to enhance shareholder value:

* In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each of the Company's business groups to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance the Company's reputation for excellence in product quality and customer service.

* In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of Company stock.

Management Incentive Plan Awards

The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, a so-called "phantom stock" plan which covers approximately 35 key executives, including all executive officers. (The Company also has a plan for awarding annual cash bonuses based on similar performance criteria, which covers approximately 100 lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of Company stock.

All Plan awards are maintained in phantom stock "units" considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the Plan), the entire award granted an employee under the Management Incentive Plan for any year (including the 1997 awards reported in the Summary Compensation Table) is subject to forfeiture if the grantee does not remain with the Company for at least five full fiscal years. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the Plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over a five-year period. For purposes of computations under the Plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

The Management Incentive Plan affords us broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year. We also have broad discretion under the Plan to establish criteria under which otherwise eligible employees may receive awards. In general, however, as was true for 1997, before or early in each year, we expect to establish objective company-wide and business group performance criteria and, after year-end, to use the Company's actual performance -- measured against these criteria -- as the principal basis for phantom stock grant decisions for that year.

For 1997, the company-wide criteria established for the Corporate Office Group, which includes Todd Herrick and John Foss, related to return on equity, both in absolute terms and in relation to historical performance. The same Company-wide return on equity criteria also were established for each business unit, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit. Under the Plan as implemented for 1997, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could receive an award of phantom stock units equal to up to 40% of 1997 salary based on these objective criteria. In addition, each covered employee could receive an award of up to 10% of 1997 salary depending on our evaluation of 1997 performance based on achievement of business plan goals, completion of specified strategic plan actions, recommendations of the CEO, and such other factors as we deem appropriate.

Return on equity for 1997 was good but declined somewhat from 1996, causing the portion of 1997 awards based on that standard to decline from the year before. The balance of each award, while necessarily determined in a more subjective manner, was also based on 1997 performance. We believed that the performance of each business group reflected a team effort on the part of the executives in that group. In the interest of maintaining team spirit, we concluded that all covered employees in a given group should receive awards which were identical in terms of percentage of salary. In fixing this portion of the awards for executives in the Corporate Office Group (which includes the CEO and CFO), we considered the degree to which the Company had succeeded in accomplishing strategic objectives established at the beginning of the year by the CEO, including objectives relating to acquisitions, labor relations, employee benefits, year 2000 computer implementation, investor relations, and other matters. The non-objective portions of the awards for participating employees in other groups (which, for 1997, did not include any executive officers) were based principally on the CEO's recommendations, which were in turn based on the performance of those groups in relation to their business plans for the year.

Salaries

In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable but modest in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to the Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 1997 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for the CEO and CFO continued to be too low given their responsibilities. In our salary deliberations with respect to the CFO, we considered the CEO's recommendations. The Company's fiscal 1996 performance also was a factor, but not a controlling factor, in our decisions on 1997 salary, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. Based on these considerations, we decided to increase the 1997 salary for each executive officer to the level reported in the Summary Compensation Table. Except for the fact that we did not obtain a recommendation from the CEO concerning his own salary, we made our salary determinations on the same basis for each executive officer.

Concluding Observations

Management has reported to us that our "pay for performance" strategy continues to have an observable, positive effect on employee behavior and appears to be promoting the precise objectives it was intended to promote. We therefore expect to continue to approach executive compensation in a similar fashion in 1998 and for the foreseeable future. Nevertheless, we intend to closely monitor the continuing impact of compensation philosophy on Company performance and shareholder value and to consider ways in which current plans and policies might be improved.

Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. As shown in the Summary Compensation Table, the compensation paid to each of the Company's executive officers was well below $1 million for 1997, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

Presented by the members of the Executive Compensation Committee of the Board of Directors

         Dean E. Richardson, Chairman
         Peter M. Banks
         Jon E. Barfield
         Stephen L. Hickman

SHAREHOLDER RETURN
PERFORMANCE PRESENTATION

The graph which follows compares the performance over the last five years of the Company's Class B stock (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of the Standard & Poor's Household Furnishing and Appliances Index (70%) and the Standard & Poor's Diversified Machinery Index (30%). The graph assumes: (1) an investment of $100 in the Class B stock and in each index on December 31, 1992, (2) retention of the Class A shares paid as a one-for-one dividend on the Class B stock on June 30, 1993, and (3) reinvestment of all cash dividends in shares of the same class.

               Comparison of Five Year Cumulative Total Return
               Among Tecumseh Products Company, S&P 500 Index,
                       and S&P Composite Industry Index

                            [ PERFORMANCE GRAPH ]

                                   1992      1993      1994      1995      1996      1997
                                   ----      ----      ----      ----      ----      ----
  Tecumseh Products Co.          $100.00   $158.55   $158.31   $188.11   $209.91   $183.41
  S&P 500 Index                   100.00    110.08    111.53    153.45    188.68    251.63
  S&P Composite Industry Index    100.00    145.25    125.41    153.39    156.67    223.54

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER
PARTICIPATION

Dr. Banks and Messrs. Barfield, Hickman, and Richardson served on the Executive Compensation Committee throughout the period covered by the Executive Compensation Committee Report. No one who served on the committee is or ever has been an officer or employee of the Company or any of its subsidiaries.

John H. Foss (a Company director and executive officer) served during 1997 and continues to serve on the board and compensation committee of The Bartech Group, Inc. That company is owned by the family of Jon E. Barfield (a Company director and member of the Executive Compensation Committee), who is its Chief Executive Officer.

RELATIONSHIP WITH
INDEPENDENT ACCOUNTANTS

Ciulla, Smith & Dale, LLP, our independent accountants for the fiscal year ended December 31, 1997 and for many years before, will continue to serve for the fiscal year ending December 31, 1998. A representative of Ciulla, Smith & Dale, LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. He will have an opportunity to make a statement if he so desires.

OTHER MATTERS

We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying Notice of Annual Meeting. If any other matter does properly come before the meeting, proxies returned to us will be voted on the matter in accordance with the judgment of the proxy holders.

Form 10-K

If you were a record or beneficial owner of either class of our common stock on March 2, 1998, you may request a copy of the Annual Report on Form 10-K filed with the SEC for 1997 (including the financial statements, schedules, and exhibits) by writing to Daryl P. McDonald, Corporate Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. We will provide these copies without charge. Our Form 10-K may also be obtained from the SEC, including through the Web site it maintains at http://www.sec.gov.

1999 Shareholder Proposals in
Company's Proxy Statement

In order for shareholder proposals for the 1999 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement, they must be received at our principal office no later than November 16, 1998.

Advance Notice Requirements

The Company's bylaws contain advance notice procedures which must be followed in order for a shareholder to nominate a person for election to our Board of Directors or to present any other proposal at an annual meeting of shareholders. A director nomination by a shareholder or other shareholder proposal is proper for action at an annual meeting only if the applicable advance notice procedures have been complied with. In general, except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information concerning the nominee or other proposal and concerning the shareholder proponent, and to be delivered or sent by first class U.S. mail to the Company's Secretary and received at its principal office no later than 60 days nor earlier than 90 days before to the first anniversary of the prior year's annual meeting. The bylaws filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (available from the SEC, including through its Web site mentioned above) contain the complete text of the advance notice provisions.

Proxy Solicitation Expenses

The Company will pay the expenses of this solicitation. We have engaged Georgeson & Company Inc. to assist in soliciting proxies, for which we will pay a fee estimated at $7,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies in person, or by telephone, fax, or similar means.

YOUR VOTE IS VERY IMPORTANT. If you are a Class B shareholder, please complete and return the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,


/s/ Daryl P. McDonald
Daryl P. McDonald
Corporate Counsel and Secretary

Tecumseh, Michigan
March 16, 1998

                        TECUMSEH PRODUCTS COMPANY

     THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD APRIL 22, 1998.

P            By signing on the reverse, I (or, if more than one person signs,
R             we)--
O            o authorize either of Kenneth G. Herrick or Todd W. Herrick to
X              act as my (or our) Proxy at the Annual Meeting of Shareholders
Y              of Tecumseh Products Company to be held on Wednesday, April 22,
               1998 and at any adjournments of that meeting,
             o give each proxy full power to name another person to substitute for him as proxy.
             o authorize each proxy to vote any and all share of Tecumseh
               Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I
               (or we) may be entitled to vote, and
             o direct the proxies to vote as specified below and to vote in their discretion on any other matters that may come before the meeting.


                       Continued and to be voted and signed on reverse

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE



Election of Directors.
                                                          With-   For All
Kenneth G. Herrick         Stephen L. Hickman        For   hold    Except
Todd  W. Herrick           Peter M. Banks           /  /   /  /     /  /
John H. Foss               Jon E. Barfield
J. Russell Fowler          Ralph W. Babb, Jr.
John W. Gelder


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)

------------------------------------------------------------------------------

     If you sign and return this proxy, the proxies will vote your shares as specified above. If you do not specify how to vote, the proxies will vote your shares FOR the election as Directors of all nominees listed above and in their discretion on any other matters that may come before the meeting.



WE APPRECIATE YOUR PROMPT ACTION IN SIGNING AND RETURNING THIS PROXY.


                                                 _____________________________
                                                 Signature
                                                 _____________________________
                                                 Signature

                                                 Dated__________________, 1998

                                              NOTE: Please sign above exactly
                                                    as your name(s) appear
                                                    above. Joint owners should
                                                    each sign. When signing as
                                                    attorney, executor,
                                                    administrator, trustee,
                                                    or guardian, please give
                                                    your full title.


PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

If you have any questions or need assistance, please contact Georgeson & Company, Inc., the Proxy Solicitor, at 1-800-223-2064